Exhibit 10.11

SUBORDINATION AGREEMENT

This Subordination Agreement (the “Agreement”) is made as of November 14, 2014, by and between each of the undersigned creditors named on the signature pages hereto (each a “Creditor” and, collectively, the “Creditors”), COLLEGIUM PHARMACEUTICAL, INC., a Virginia corporation (“Borrower”), and SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 (“Bank”).

Recitals

A.                                    Borrower has requested and/or obtained certain loans or other credit accommodations from Bank which are or may be from time to time secured by assets and property of Borrower.

B.                                    Each Creditor has extended loans or other credit accommodations to Borrower, and/or may extend loans or other credit accommodations to Borrower from time to time.

C.                                    To induce Bank to extend credit to Borrower and, at any time or from time to time, at Bank’s option, to make such further loans, extensions of credit, or other accommodations to or for the account of Borrower, or to purchase or extend credit upon any instrument or writing in respect of which Borrower may be liable in any capacity, or to grant such renewals or extension of any such loan, extension of credit, purchase, or other accommodation as Bank may deem advisable, each Creditor is willing to subordinate:  (i) all of Borrower’s indebtedness and obligations to the Creditors (including, without limitation, principal, premium (if any), interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations), in connection with the Convertible Promissory Notes issued pursuant to that certain Convertible Promissory Note Purchase Agreement, dated November 14, 2014, by and among the Borrower and the Creditors (the “Subordinated Debt”) to all of Borrower’s indebtedness and obligations to Bank; and (ii) all of the Creditors’ security interests, if any, to all of Bank’s security interests in Borrower’s property.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.                                      Each Creditor subordinates to Bank any security interest or lien that such Creditor may have in any property of Borrower.  Notwithstanding the respective dates of attachment or perfection of the security interests of each Creditor and the security interests of Bank, all now existing and hereafter arising security interests of Bank in any property of Borrower and all proceeds thereof (the “Collateral”), including, without limitation, the “Collateral”, as defined in a certain Loan and Security Agreement between Borrower and Bank dated as of August 28, 2012, as amended by that certain First Amendment to Loan and Security Agreement between Borrower and Bank dated as of January 31, 2014, as amended by that certain Assumption and Second Amendment to Loan and Security Agreement between Borrower and Bank dated as of August 12, 2014, as amended by that certain Third Amendment to Loan and Security Agreement between Borrower and Bank dated as of September 25, 2014, and as further amended by that certain Fourth Amendment to Loan and Security Agreement between Borrower and Bank dated as of October 31, 2014 (as may be amended, modified, restated, replaced or supplemented from time to time, the “Loan Agreement”), shall at all times be senior to the security interests of the Creditors.  Each Creditor hereby (a) acknowledges and consents to (i) Borrower granting to Bank a security interest in the Collateral, (ii) Bank filing any and all financing statements and other documents as deemed necessary by Bank in order to perfect Bank’s security interest in the Collateral, and (iii) the entering into of the Loan Agreement and all documents in connection therewith by Borrower, (b) acknowledges and agrees that the Senior Debt, the entering into of the Loan Agreement and all documents in connection therewith by Borrower, and the security interest granted by Borrower to Bank in the Collateral shall be permitted under the provisions of the Subordinated Debt documents (notwithstanding any provision of the Subordinated Debt documents to the contrary), (c) acknowledges, agrees and covenants that such Creditor shall not contest, challenge or dispute the validity, attachment, perfection, priority or enforceability of Bank’s security interest in the Collateral, or the validity, priority or enforceability of the Senior Debt, and (d) acknowledges and agrees that the provisions of this Agreement will apply fully and unconditionally even in the event that Bank’s security interest in the Collateral (or any portion thereof) shall be unperfected.

2.                                      All Subordinated Debt is subordinated in right of payment to all obligations of Borrower to Bank now existing or hereafter arising, including, without limitation, the Obligations (as defined in the Loan Agreement), together with all costs of collecting such obligations (including reasonable attorneys’ fees), including, without limitation, all obligations under any agreement in connection with the provision by Bank to Borrower of products and/or credit services facilities, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services, all interest accruing after the commencement by or against Borrower of any bankruptcy, reorganization or similar proceeding (such obligations, collectively, the “Senior Debt”), but excluding any obligations in connection with warrants or equity instruments.

3.                                      Subject to Sections 5 and 7, the Creditors will not demand or receive from Borrower (and Borrower will not pay to any of the Creditors) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will the Creditors exercise any remedy with respect to any property of Borrower, nor will the Creditors accelerate the Subordinated Debt, or commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against Borrower, until such time as (a) the Senior Debt has been fully paid in cash, (b) Bank has no commitment or obligation to lend any further funds to Borrower, and (c) all financing agreements between Bank and Borrower are terminated.  Nothing in the foregoing paragraph shall prohibit the Creditors from converting all or any part of the Subordinated Debt into equity securities of Borrower, provided that, if such securities have any call, put or other conversion features that would require Borrower to declare or pay dividends, make distributions, or otherwise pay any money or deliver any other securities or consideration to the holder, the Creditors hereby agree that Borrower may not declare, pay or make such dividends, distributions or other payments to the Creditors, and the Creditors shall not accept any such dividends, distributions or other payments except as may be permitted in the Loan Agreement.

4.                                      Each Creditor shall promptly deliver to Bank in the form received (except for endorsement or assignment by Creditor where required by Bank) for application to the Senior Debt any payment, distribution, security or proceeds received by such Creditor with respect to the Subordinated Debt other than in accordance with this Agreement.

5.                                      In the event of Borrower’s insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, including, without limitation, any voluntary or involuntary bankruptcy, insolvency, receivership or other similar statutory or common law proceeding or arrangement involving Borrower, the readjustment of its liabilities, any assignment for the benefit of its creditors or any marshalling of its assets or liabilities (each, an “Insolvency Proceeding”), (a) this Agreement shall remain in full force and effect in accordance with Section 510(a) of the United States Bankruptcy Code, (b) the Collateral shall include, without limitation, all Collateral arising during or after any such Insolvency Proceeding, and (c) Bank’s claims against Borrower and the estate of Borrower shall be paid in full before any payment is made to the Creditors.  For the avoidance of doubt, this Section 5 only applies to Creditor in its capacity as holder of Subordinated Debt and not in any other capacity, including as an equity holder in Borrower.

6.                                      Creditor shall give Bank prompt written notice of the occurrence of any default or event of default under any document, instrument or agreement evidencing or relating to the Subordinated Debt, and shall, simultaneously with giving any notice of default to Borrower, provide Bank with a copy of any notice of default given to Borrower.  Creditor acknowledges and agrees that any default or event of default under the Subordinated Debt documents shall be deemed to be a default and an event of default under the Senior Debt documents.

7.                                      Until the Senior Debt (other than inchoate indemnity obligations) has been fully paid in cash and Bank’s agreements to lend any funds to Borrower have been terminated, each of the Creditors irrevocably appoints Bank as such Creditor’s attorney-in-fact, and grants to Bank a power of attorney with full power of substitution, in the name of such Creditor or in the name of Bank, for the use and benefit of Bank, without notice to such Creditor, to perform at Bank’s option the following acts in any Insolvency Proceeding involving Borrower:

a)                                     To file the appropriate claim or claims in respect of the Subordinated Debt on behalf of such Creditor if such Creditor does not do so prior to 30 days before the expiration of the time to file claims in such Insolvency Proceeding and if Bank elects, in its sole discretion, to file such claim or claims; and

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b)                                     To accept or reject any plan of reorganization or arrangement on behalf of such Creditor and to otherwise vote such Creditor’s claims in respect of any Subordinated Debt in any manner that Bank deems appropriate for the enforcement of its rights hereunder.

In addition to and without limiting the foregoing: (x) until the Senior Debt has been fully paid in cash and Bank’s agreements to lend any funds to Borrower have been terminated, the Creditors shall not commence or join in any involuntary bankruptcy petition or similar judicial proceeding against Borrower, and (y) if an Insolvency Proceeding occurs: (i) the Creditors shall not assert, without the prior written consent of Bank, any claim, motion, objection or argument in respect of the Collateral in connection with any Insolvency Proceeding which could otherwise be asserted or raised in connection with such Insolvency Proceeding, including, without limitation, any claim, motion, objection or argument seeking adequate protection or relief from the automatic stay in respect of the Collateral, (ii) Bank may consent to the use of cash collateral on such terms and conditions and in such amounts as it shall in good faith determine without seeking or obtaining the consent of the Creditor as (if applicable) holder of an interest in the Collateral, (iii) if use of cash collateral by Borrower is consented to by Bank, the Creditors shall not oppose such use of cash collateral on the basis that the Creditors’ interest in the Collateral (if any) is impaired by such use or inadequately protected by such use, or on any other ground, and (iv) the Creditors shall not object to, or oppose, any sale or other disposition of any assets comprising all or part of the Collateral, free and clear of security interests, liens and claims of any party, including any of the Creditors, under Section 363 of the United States Bankruptcy Code, on the basis that the interest of the Creditors in the Collateral (if any) is impaired by such sale or inadequately protected as a result of such sale, or on any other ground (and, if requested by Bank, the Creditors shall affirmatively and promptly consent to such sale or disposition of such assets), if Bank has consented to, or supports, such sale or disposition of such assets. Notwithstanding the provisions of this Section 7, Creditor may (a) subject to Section 7(a), file proofs of claim against Borrower and vote such claims in any such proceeding, or (b) take any action against Borrower (but not any Collateral) if necessary to prevent the running of the applicable statute of limitation or similar restriction on any claims under the Subordinated Debt.  For the avoidance of doubt, this Section 7 only applies to Creditor in its capacity as holder of Subordinated Debt and not in any other capacity, including as equity holder in Borrower.

8.                                      Borrower represents and warrants that it has provided Bank with true and correct copies of all of the documents evidencing or relating to the Subordinated Debt.  Borrower shall immediately affix a legend to the instruments evidencing the Subordinated Debt stating that the instruments are subject to the terms of this Agreement, and Creditor agrees to the affixation of such legend.

9.                                      No amendment of the documents evidencing or relating to the Subordinated Debt shall directly or indirectly modify the provisions of this Agreement in any manner which might terminate or impair the subordination of the Subordinated Debt or the subordination of the security interest or lien that the Creditors may have in any property of Borrower.  By way of example, such instruments shall not be amended to (a) increase the rate of interest with respect to the Subordinated Debt, or (b) accelerate the payment of the principal or interest or any other portion of the Subordinated Debt.  Bank shall have the sole and exclusive right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of property of Borrower except in accordance with the terms of the Senior Debt. Upon written notice from Bank to the Creditors of Bank’s agreement to release its lien on all or any portion of the Collateral in connection with the sale, transfer or other disposition thereof by Bank (or by Borrower with consent of Bank),  the Creditors shall be deemed to have also, automatically and simultaneously, released its lien on the Collateral, and the Creditors shall upon written request by Bank, immediately take such action as shall be necessary or appropriate to evidence and confirm such release.  All proceeds resulting from any such sale, transfer or other disposition shall be applied first to the Senior Debt until payment in full thereof (other than inchoate indemnity obligations), with the balance, if any, to the Subordinated Debt, or to any other entitled party.  If the Creditors fails to release its lien as required hereunder, the Creditors hereby appoint Bank as attorney in fact for each of the Creditors with full power of substitution to release the Creditors’ liens as provided hereunder.  Such power of attorney being coupled with an interest shall be irrevocable.

10.                               All necessary action on the part of each Creditor, its officers, directors, partners, members and shareholders, as applicable, necessary for the authorization of this Agreement and the performance of all obligations of the Creditors hereunder has been taken.  This Agreement constitutes the legal, valid and binding obligation of Creditor, enforceable against each Creditor in accordance with its terms.  The execution, delivery and performance of and compliance with this Agreement by each Creditor will not (a) result in any material violation or default of

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any term of any of such Creditor’s charter, formation or other organizational documents (such as Articles or Certificate of Incorporation, bylaws, partnership agreement, operating agreement, etc.) or (b) violate any material applicable law, rule or regulation.

11.                               If, at any time after payment in full of the Senior Debt any payments of the Senior Debt (other than inchoate indemnity obligations) must be disgorged by Bank for any reason (including, without limitation, any Insolvency Proceeding), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and the Creditors shall immediately pay over to Bank all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder.  Subject to the terms of the Loan Agreement, at any time and from time to time, without notice to the Creditors, Bank may take such actions with respect to the Senior Debt as Bank, in its sole discretion, may deem appropriate, including, without limitation, terminating advances to Borrower, increasing the principal amount, extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Debt and any collateral securing the Senior Debt, and enforcing or failing to enforce any rights against Borrower or any other person.  No such action or inaction shall impair or otherwise affect Bank’s rights hereunder.  Each of the Creditors waives the benefits, if any, of any statutory or common law rule that may permit a subordinating creditor to assert any defenses of a surety or guarantor, or that may give the subordinating creditor the right to require a senior creditor to marshal assets, and such Creditor agrees that it shall not assert any such defenses or rights.

12.                               This Agreement shall bind any successors or assignees of the Creditors and shall benefit any successors or assigns of Bank, provided, however, each of the Creditors agrees that: (a) it shall give Bank prior written notice of such assignment, and (b) such successor or assignee, as applicable, shall execute a written agreement whereby such successor or assignee expressly agrees to assume and be bound by all terms and conditions of this Agreement with respect to such Creditor.  This Agreement shall remain effective until terminated in writing by Bank. This Agreement is solely for the benefit of the Creditor and Bank and not for the benefit of Borrower or any other party.  The Creditors further agree that if Borrower is in the process of refinancing any portion of the Senior Debt with a new lender, and if Bank makes a request of the Creditors, the Creditors shall agree to enter into a new subordination agreement with the new lender on substantially the terms and conditions of this Agreement.

13.                               The Creditors hereby agree to execute such documents and/or take such further action as Bank may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement, including, without limitation, ratifications and confirmations of this Agreement from time to time hereafter, as and when reasonably requested by Bank.

14.                               This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

15.                               This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to conflicts of laws principles.  The Creditors and Bank submit to the exclusive jurisdiction of the state and federal courts located in Boston, Massachusetts in any action, suit, or proceeding of any kind, against it which arises out of or by reason of this Agreement; provided, however, that if for any reason Bank cannot avail itself of the Courts of The Commonwealth of Massachusetts, Creditor accepts jurisdiction of the Courts and venue in Santa Clara County, California.  THE CREDITORS AND BANK WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

16.                               This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments.  Each Creditor is not relying on any representations by Bank or Borrower in entering into this Agreement, and such Creditor has kept and will continue to keep itself fully apprised of the financial and other condition of Borrower.  This Agreement may be amended only by written instrument signed by the Creditors and Bank.

[Signature page follows.]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

“Bank”

SILICON VALLEY BANK

By:	/s/ Kate Walsh

Name:	Kate Walsh

Title:	Vice President

“Creditors”

LONGITUDE VENTURE PARTNERS, L.P.
a Delaware Limited Partnership

By: Longitude Capital Partners, LLC
Its General Partner

By:	/s/ Patrick Enright
Name:	Patrick Enright
Title:	Managing Member

LONGITUDE CAPITAL ASSOCIATES, L.P.
a Delaware Limited Partnership

By: Longitude Capital Partners, LLC
Its General Partner

By:	/s/ Patrick Enright
Name:	Patrick Enright
Title:	Managing Member

“Creditors” (continued)

SKYLINE VENTURE PARTNERS V, L.P.

By:	Skyline Venture Management V, LLC
Its:	General Partner

By:	/s/ John G. Freund
John G. Freund, Managing Director

FRAZIER HEALTHCARE VI, LP
By FHM VI, LP, its general partner
By FHM VI, LLC, its general partner

By:	/s/ Patrick Heron
Name:	Patrick Heron
Title:	Manager

The undersigned approves of the terms of this Agreement.

“Borrower”

COLLEGIUM PHARMACEUTICAL, INC.

By:	/s/ Michael Heffernan

Name:	Michael Heffernan

Title:	CEO